UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2012

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 25, 2012, Courier Corporation (the “Company”) held its Annual Meeting of Stockholders.  There were 12,228,636 shares of common stock entitled to be voted, of which 10,688,407 were voted in person or by proxy.

The following nominees were elected to serve three-year terms as Class B Directors on the Company’s Board of Directors by the following votes:

	For	Withheld	Non-Votes	Uncast
James F. Conway III	9,314,226	156,250	1,217,454	477
Kathleen Foley Curley	9,212,123	258,830	1,217,454	0
W. Nicholas Thorndike	9,198,179	272,774	1,217,454	0

The following individuals will continue to serve as Directors of the Company: Paul Braverman, Edward J. Hoff, Peter K. Markell, Ronald L. Skates, W. Nicholas Thorndike and Susan L. Wagner.

Shareholders approved, on an advisory basis, the compensation of Courier Corporation’s Named Executive Officers by the following votes:

	For	Against	Abstain	Non-Votes
Approval of compensation of Named Executive Officers	8,745,036	239,632	486,285	1,217,454

Shareholders voted to recommend, on an advisory basis, that future advisory votes on executive compensation should occur every year by the following votes:

	Every	Every 2	Every 3
	Year	Years	Years	Abstain	Non-Votes
Frequency of future advisory votes on executive compensation	7,843,830	40,606	1,093,193	493,324	1,217,454

Stockholders ratified and approved the selection by the Audit and Finance Committee of the Company’s Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year ending September 29, 2012 by the following votes:

	For	Against	Abstain	Non-Votes
Ratification and Approval of Independent Auditors	10,568,022	105,930	14,455	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and Chief Financial Officer

Date:                    January 30, 2012